EXHIBIT INDEX

4.11 Form of Deferred Annuity Contract (form 272877) is filed electronically herewith.

4.12 Form of Contract Data Page to Deferred Annuity Contract (form 272877-NYDP) is filed electronically herewith.

4.13 Form of Maximum Anniversary Value Death Benefit Rider (form 272869) is filed electronically herewith.

4.14 Form of Guaranteed Minimum Income Benefit Rider (Maximum Anniversary Value Benefit Base) (form 272872) is filed electronically herewith.

4.15 Form of Guaranteed Minimum Income Benefit Rider (5% Accumulation Benefit
     Base) (form 272873) is filed electronically herewith.

4.16 Form of Guaranteed Minimum Income Benefit Rider (Greater of Maximum Anniversary Value Benefit Base or 5% Accumulation Benefit Base) (form 272874) is filed electronically herewith.

4.17 Form of Guaranteed Minimum Withdrawal Benefit (form 272875-NY) is filed electronically herewith.

4.18 Form of Annuity Endorsement - Tax Sheltered Annuity (form 272865) is filed electronically herewith.

4.19 Form of Annuity Endorsement - 401(a) (form 272866) is filed electronically herewith.

4.20 Form of Annuity Endorsement - Unisex Endorsement (form 272867) is filed electronically herewith.

4.21 Form of Annuity Endorsement - IRA and SEP IRA (form 272170) is filed electronically herewith.

4.22 Form of Annuity Endorsement - Roth IRA (form 272171) is filed electronically herewith.

5.3 Form of Variable Annuity Application (form 272885 - NY) is filed electronically herewith.